UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012

TOMPKINS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (607) 273-3210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 28, 2012, Tompkins Financial Corporation (“Tompkins”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Macquarie Capital (USA) Inc. and Keefe, Bruyette & Woods, Inc. as joint book-running managers and representatives of the several underwriters (the “Underwriters”), pursuant to which Tompkins agreed to offer and sell 875,000 shares of its common stock in an underwritten public offering at a public offering price of $40.00 per share (the “Offering”).  Pursuant to the terms of the Underwriting Agreement, Tompkins granted the Underwriters a 30-day option to purchase up to an additional 131,250  shares to cover over-allotments, if any.  Tompkins expects  to receive approximately $35 million in gross proceeds from the offering before underwriting discounts and commissions and offering expenses.  If the Underwriters exercise their over-allotment option in full, gross proceeds from the offering, before underwriting discounts, commissions and offering expenses will be approximately $40.25 million. The shares are expected to be delivered to the Underwriters on or about April 3, 2012, subject to satisfaction of customary conditions.

The common stock is being offered and sold pursuant to a prospectus dated August 7, 2009 and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2012, in connection with a takedown from Tompkins’ effective shelf registration statement on Form S-3 (File No. 333-160740) declared effective by the SEC on August 7, 2009 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by Tompkins, customary conditions to closing, indemnification obligations of Tompkins and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Tompkins. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement and/or being subject to contractual standards of materiality different than those generally applicable to investors.

In connection with the Offering, certain of the Tompkins’ officers and directors entered into 90-day “lock-up” agreements substantially in the form included in the Underwriting Agreement and subject to customary exceptions.

The legal opinion of Harris Beach PLLC relating to the common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is being filed in part for the purposes of incorporating exhibits by reference into the Registration Statement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01  Other Events

On March 28, 2012, Tompkins issued a press release announcing the pricing of the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement among Tompkins and Macquarie Capital (USA), Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters, dated March 28, 2012
5.1	Opinion of Harris Beach PLLC
23.1	Consent of Harris Beach PLLC (contained in its opinion filed as Exhibit 5.1)
99.1	Press Release dated March 28, 2012, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: March 29, 2012	By:	/s/ Francis M. Fetsko
Francis M. Fetsko
Executive Vice President and Chief Financial Officer (Principal Executive Officer)